                                                                                                                    EXHIBIT 12.3
                                                                                                                          Page 1


                                           THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     Year  Ended   December 31,
                                                                    -----------------------------------------------------------
                                                                       1998        1999         2000         2001     2002
                                                                       ----        ----         ----         ----     ----
                                                                                        Dollars in Thousands)


EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items........................         $164,891    $194,089     $202,950     $219,044    $155,946
   Interest and other charges, before reduction for
     amounts capitalized....................................          232,727     211,960      202,752      192,198     189,502
   Provision for income taxes...............................          110,611     123,869      126,701      158,648     101,844
   Interest element of rentals charged to income (a)........           68,314      66,680       65,616       59,497      51,170
                                                                     --------    --------     --------     --------    --------
     Earnings as defined....................................         $576,543    $596,598     $598,019     $629,387    $498,462
                                                                     ========    ========     ========     ========    ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense.........................................         $232,727    $211,960     $202,752     $192,198     180,602
   Subsidiary's, preferred stock dividend requirements......               --          --           --           --       8,900
   Interest element of rentals charged to income (a)........           68,314      66,680       65,616       59,497      51,170
                                                                     --------    --------     --------     --------    --------
     Fixed charges as defined...............................         $301,041    $278,640     $268,368     $251,695    $240,672
                                                                     ========    ========     ========     ========    ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES.............             1.92        2.14         2.23         2.50        2.07
                                                                         ====        ====         ====         ====        ====


-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.





                                                                                                                    EXHIBIT 12.3
                                                                                                                          Page 2


                                           THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                       STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                        Year  Ended   December  31,
                                                                        -----------------------------------------------------------
                                                                           1998       1999         2000         2001         2002
                                                                        ----------  ---------   ----------    ---------    --------
                                                                                           (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.................................    $164,891    $194,089     $202,950     $219,044    $155,946
   Interest and other charges, before reduction for amounts
     capitalized.....................................................     232,727     211,960      202,752      192,198     189,502
   Provision for income taxes........................................     110,611     123,869      126,701      158,648     101,844
   Interest element of rentals charged to income (a).................      68,314      66,680       65,616       59,497      51,170
                                                                         --------    --------     --------     --------    --------
     Earnings as defined.............................................    $576,543    $596,598     $598,019     $629,387    $498,462
                                                                         ========    ========     ========     ========    ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest expense..................................................    $232,727    $211,960     $202,752     $192,198    $180,602
   Preferred stock dividend requirements.............................      24,794      33,524       20,843       25,838      26,290
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis..............................      16,632      21,395       13,012       18,714      17,169
   Interest element of rentals charged to income (a).................      68,314      66,680       65,616       59,497      51,170
                                                                         --------    --------     --------     --------    --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)..................    $342,467    $333,559     $302,223     $296,247    $275,231
                                                                         ========    ========     ========     ========    ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS)............................................       1.68         1.79         1.98         2.12        1.81
                                                                            ====         ====         ====         ====        ====


-------------------------


(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

